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                               ALGOS PHARMACEUTICAL CORPORATION

                                    1994 STOCK OPTION PLAN

1.      PURPOSES

        The purposes of this Algos Pharmaceutical Corporation 1994 Stock Option Plan (the "Plan") are to enable Algos Pharmaceutical Corporation (formerly known as U.S. Medical Technologies, Inc.) (the "Company") to attract, retain and motivate the best qualified executives and to create a long-term mutuality of interest between the key employees and shareholders of the Company by granting them options to purchase the Company's stock.

2.      DEFINITIONS

        Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" shall mean the common stock of the Company, $0.01 par value, any common stock into which such common stock may be changed and any common stock resulting from any reclassification of such common stock.

        (d) "Fair Market Value" shall mean the value of a share of Common Stock on a particular date, determined as follows:

               (i) If the Common Stock is publicly traded on such date, (a) the weighted average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List.

               (ii) If the Common Stock is not publicly traded on such date, the fair market value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including,



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        without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        (e) "Option" shall mean the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan.

        (f) "Participant" shall mean a key employee of the Company (who may be, but need not be, an officer and/or director) who has been selected from time to time by the Board to be granted Options under the Plan.

        (g)    "Share" shall mean a share of Common Stock.

3.      EFFECTIVE DATE

        The effective date of the Plan shall be January 26, 1994, the date of adoption by the Board, subject to approval of the holders of the majority of outstanding shares entitled to vote within twelve (12) months after January 26, 1994, and subject to the completion of the initial closing of the private offering of Series A Preferred Stock approved by the Board on January 26, 1994.

4.      ADMINISTRATION

        (a) The Plan shall be administered by the Board. The Board shall have full authority to interpret the Plan and all Options granted thereunder; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; to select employees to participate in the Plan; to grant Options under the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine whether each Option granted under the Plan shall be intended to qualify as an "incentive stock option" under
Section 422 of the Code; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Board, in its discretion, deems necessary or desirable. The Board shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Its determination shall be binding on all parties.

        (b) The Board may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Board in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on behalf of the Board. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by


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the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

        (c) No member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law, each member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former members' own fraud or bad faith. Such indemnification shall be in addition to any rights or indemnification the members or former members may have as directors under applicable law or under the certificate of incorporation or by-laws of the Company.

5.      SHARES; ADJUSTMENT UPON CERTAIN EVENTS

        (a) Shares to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company.

        (b) Except as provided in this Section 5, the aggregate number of Shares that may be issued under the Plan shall not exceed one hundred thousand (100,000) Shares, such number determined after giving effect to the stock split approved by the Board on January 26, 1994. If Options are for any reason cancelled, or expire or terminate unexercised, the Shares covered by such Options shall be again be available for the grant of Options, subject to the limit provided by the preceding sentence.

        (c) No fractional Shares will be issued or transferred in the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

        (d) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, in which case the provisions of this Section 5 shall govern outstanding Options.

        (e) The Shares with respect to which Options may be granted are Shares of Common Stock as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore


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granted, the Company shall effect a subdivision, recapitalization or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration, the purchase price per Share and the number and class of Shares and/or other securities with respect to which such Option thereafter may be exercised, and the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted.

        (f) If the Company merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of Shares as to which such Option shall then be exercisable but on the same terms and conditions of exercise set forth in such Option, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Option (whether or not then exercisable) had such merger or consolidation not occurred.

        (g) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this
Section 5.

        (h) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the purchase price per Share.

        (i) Notwithstanding any provision of this Section 5 to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration less than their par value.

6.      AWARDS AND TERMS OF OPTIONS

        (a) Grant. The Board may grant Options to key employees, including Options intended to be "incentive stock options" within the meaning of section 422 of the Code. Options shall be


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evidenced by Option agreements in such forms not inconsistent with the Plan as the Board shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

               (i) Exercise Price. The purchase price per Share deliverable upon the exercise of an Option shall be determined by the Board, but not less than one hundred percent (100%) of the Fair Market Value of a Share at the time of the grant of the Option, or the par value of a Share, whichever is the greater.

               (ii) Number of Shares. The Option agreement shall specify the number of Options granted to the Participant, as determined by the Board in its sole discretion. If some of the Options held by a Participant are exercised, any unexercised Options held by him shall remain outstanding and shall be or become exercisable according to their respective terms.

               (iii) Period of Exercisability. The Board shall, in its sole discretion, prescribe periods of exercisability and additional requirements or conditions with respect to the exercise of Options in the Option agreement and may provide, either at the time of grant or thereafter, for the acceleration of an Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant. Except as hereinafter provided, Options granted to any Participant may be exercised only during the continuance of that Participant's employment by the Company.

               (iv) Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Board of such election and of the number of Options he has elected to exercise. Shares purchased pursuant to the exercise of Options shall be paid for in cash at the time of exercise unless the Board, in its sole discretion, shall permit payment in whole or in part through the delivery of other Shares owned by the Participant, by reduction in the number of shares issuable upon such exercise, or on such other terms and conditions as may be acceptable to the Board and in accordance with Delaware law. Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

        (b) Expiration and Cancellation. If not previously exercised, each Option shall expire no later than the tenth (10th) anniversary of the date of the grant thereof or, except as otherwise provided by Section 7 of the Plan, the earlier termination of the Participant's employment by Company.



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7.      EFFECT OF TERMINATION OF EMPLOYMENT

        (a) By Reason of Participant's Death. If the Participant dies while an employee of the Company, all outstanding Options that are exercisable as of the date of death shall, unless otherwise specified in his Option agreement, remain exercisable by the Participant's estate or by the person given authority to exercise such Options by his will or by operation of law for a period of one (1) year from the date of the Participant's death; provided, however, that (i) no Options that were not exercisable on the date of the Participant's death shall thereafter become exercisable, and (ii) no Option may be exercised more than ten
(10) years from the date of grant.

        (b) By Reason of the Participant's Disability. If a Participant's employment with the Company terminates due to disability (within the meaning of Section 22(e)(3) of the Code), all outstanding Options that are exercisable as of the effective date of such termination of employment shall, unless otherwise specified in his Option agreement, remain exercisable for a period of one (1) year from the date of termination of the Participant's employment; provided, however, that (i) no Options that were not exercisable on the effective date of the Participant's termination of employment shall thereafter become exercisable, and (ii) no Option may be exercised more than ten (10) years after the date of the grant.

        (c) By Reason of Other Separation from Service. If a Participant's service is terminated for cause (as hereinafter defined) or is terminated by the Participant in violation of an agreement between the Participant and the Company, or if it is discovered after his separation from service that he had engaged in conduct that would have justified termination of his employment for cause, all unexercised and outstanding Options held by the Participant shall, unless otherwise specified in his Option agreement, immediately be cancelled. Unless otherwise defined in his Option agreement, termination shall be deemed to be for "cause" if the Participant shall have (i) taken willful or negligent action which materially harms, or can reasonably be expected to harm, the Company, (ii) committed fraud, misappropriation, embezzlement, or criminal misconduct that would constitute a felony or any other act or conduct, whether criminal or noncriminal, and regardless of whether committed in the course of the Company's business, which adversely affects the reputation of the Company or otherwise brings disrepute on the Company or its affiliates, or (iii) committed a breach of, or default under, any provision, term or covenant of any agreement between the Participant and the Company. Upon any termination of employment not governed by the preceding portion of this Section 7(c) or by Sections 7(a) or 7(b) hereof, all outstanding Options that are exercisable as of the effective date of such termination of employment shall, unless otherwise specified in the Option agreement, remain exercisable for a period of three (3) months after such termination; provided, however, that (i) no Options


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that were not exercisable on the effective date of the Participant's termination of employment shall thereafter become exercisable and (ii) no Option may be exercised more than ten (10) years after the date of the grant.

        (d) Employment by Affiliate. For purposes of the Plan, employment by the Company shall be considered to include employment by a parent corporation or subsidiary corporation of the Company as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

8.      NONTRANSFERABILITY OF OPTIONS

        No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution. In addition, no Option shall be assigned, negotiated, pledged, hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option contrary to the provisions hereof, or in the event of any levy upon any Option by reason of any attachment or similar process, such Option shall immediately become null and void.

9.      RIGHTS AS A STOCKHOLDER

        A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any shares covered by his Option until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

10.     DETERMINATION

        Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Participants and their respective heirs, executors, administrators, personal representatives and other successors in interest.

11.     TERMINATION, AMENDMENT AND MODIFICATION

        (a) The Plan shall terminate at the close of business on January 25, 2004, unless sooner terminated as hereinafter provided, and no Option shall be granted under the Plan thereafter. At any time prior to that date, the Board may terminate the Plan or suspend the Plan in whole or in part or amend the Plan (including, without limitation, amendments deemed necessary or desirable in the sole discretion of the Board in order that the Options shall conform to any change in the law or


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regulations applicable thereto or in order to qualify the Plan for favorable treatment under foreign tax laws). Notwithstanding the foregoing, however, no such action may, without the approval of the stockholders of the Company, increase the total number of Shares which may be acquired upon exercise of Options granted under the Plan; reduce the minimum exercise price at which any Option may be exercised below the greater of one hundred percent (100%) of the Fair Market Value of one Share on the date of grant or the par value of one Share; or change the class of employees eligible to be Participants.

        (b) Nothing contained in this Section 11 shall be deemed to prevent the Board from authorizing amendments of outstanding Options; including, without limitation, the reduction of the exercise price specified therein (or the granting or issuance of new Options at a lower exercise price upon cancellation of outstanding Options), so long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms. Notwithstanding anything to the contrary contained in this Section 11, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of his Option, alter or impair the rights and obligations arising under any then outstanding Option.

12.     NON-EXCLUSIVITY

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

13.     USE OF PROCEEDS

        The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

14.     GENERAL PROVISIONS

        (a) The Plan shall not impose any obligations on the Company to continue the employment of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company.



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        (b) If the Board determines that the law so requires, the holder of an
Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of said Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption.

        (c) Nothing contained in the Plan and no action taken pursuant to the Plan (including without limitation the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment form the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

15.     ISSUANCE OF STOCK CERTIFICATES, LEGENDS AND PAYMENT OF
        EXPENSES

        (a) Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

        (b) Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.



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        (c) The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

16.     LISTING OF SHARES AND RELATED MATTERS

        If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

17.     WITHHOLDING TAXES

        The Company shall have the right to deduct withholding taxes from any payments made pursuant to the Plan, or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options or the issuance of Shares or payments under the Plan, including requiring a Participant exercising an Option granted hereunder to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the Option exercise or the issuance of Shares pursuant thereto. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

18.     NOTICES

        Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing to him of notices and the delivery to him of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

19.     SEVERABILITY OF PROVISIONS

        If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be


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construed and enforced as if such provisions had not been
included.

20.     PAYMENT TO MINORS, ETC.

        Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and their employees, agents and representatives with respect thereto.

21.     HEADINGS AND CAPTIONS

        The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

22.     CONTROLLING LAW

        The Plan shall be construed and enforced according to the laws of the State of New York.


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